EXHIBIT 4.1


CAPELOGIC INCORPORATED
                                    1 Windhaven Court, Monroe Twp, NY 08831
                                    Telephone:(609) 448-7930 Fax:(973) 206-9430
                                    Web: www.capelogic.com



February 21, 2007

Advisor's Asset Mangaement
A Division of Fixed Income Securities, L.P.
8100 E. 21st St. North, Ste 900B
Wichita, KS 67226



     Re:                 Advisor's Disciplined Trust 134
                    GNMA Advantage Income Portfolio, Series 7
                    -----------------------------------------

Gentlemen:


     We have examined the Registration Statement File No. 333-140263, for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the evaluator for the ADT 134, GNMA Advantage Income Portfolio, Series 7. Subsequently, we hereby consent to the reference of Capelogic, Inc. as Trust evaluator.

     In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our database as of the date of the evaluation report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
----------------
Salman Ahmad
Treasurer







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